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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated October 26, 2004, accompanying the financial statements and schedules of Haines Road operating location of Bolton Steel Tube Co., Ltd. contained in the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the headings "Selected Financial Data" and "Experts."

/s/ GRANT THORNTON LLP
Southfield, Michigan
October 26, 2004